UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2023

THOUGHTWORKS HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40812	82-2668392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
200 East Randolph Street, 25th Floor
Chicago, Illinois 60601
City, State Zip Code
(312) 373-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	TWKS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on July 12, 2023, Dr. Rebecca Parsons, Chief Technology Officers Emerita of Thoughtworks Holding, Inc. (the “Company”), agreed to a reduction in the scope of her responsibilities and on August 3, 2023, Dr. Parsons and Thoughtworks Inc., a subsidiary of the Company, entered into an amendment of Dr. Parson’s Employment Agreement dated October 12, 2017 (the “Amendment”). The Amendment provides that Dr. Parsons base salary will be as follows:

August 3, 2023 - August 31, 2023	$713,335 per annum	Full Business Time commitment
September 1, 2023 - December 31, 2023	$570,000 per annum	Full Business Time commitment
January 1, 2024	$375,000 per annum	80% Business Time commitment

A copy of the Amendment is attached hereunder as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Rebecca Parsons - Amendment to Employment Agreement dated August 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 7, 2023

THOUGHTWORKS HOLDING, INC.

By:	/s/ Ramona Mateiu
Ramona Mateiu
Chief Legal and Compliance Officer